Exhibit 10.2
RELEASE
          Reference is made to the change in control Letter Agreement dated                      between                     and Merrill Lynch & Co., Inc. (the “Letter Agreement”).
          1. For good and valuable consideration, the receipt of which is hereby acknowledged, you hereby agree with Merrill Lynch & Co., Inc., and its subsidiaries (the “Company”) that the Letter Agreement is hereby terminated and that it henceforth shall be null and void and have no further effect. You agree that the Company shall be released from any and all obligations arising under the Letter Agreement and that this release (the “Release”) shall constitute a full waiver by you of any such obligations arising thereunder.
          2. This Release shall be governed and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws.

Date: February  , 2008